Exhibit 99.1

Asure Announces Third Quarter 2025 Results

Third Quarter 2025 Total Revenues Increased 24% to $36.3 million

Recurring Revenues Grew 11% from Prior Year

AUSTIN, TX – October 30, 2025 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management software solutions, today reported results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights*

•Revenue of $36.3 million, up 24%
•Recurring revenue of $31.8 million versus $28.6 million
•Net loss of $5.4 million versus a net loss of $3.9 million
•EBITDA(1) of $3.9 million versus $2.2 million
•Adjusted EBITDA(1) of $8.1 million versus $5.4 million
•Gross profit of $23.1 million versus $19.7 million
•Non-GAAP gross profit(1) of $25.4 million (margin of 70%) versus $21.4 million (margin of 73%)

Nine Months 2025 Financial Highlights*

•Revenue of $101.2 million, up 14%
•Recurring revenue of $93.6 million, up 9% from $86.0 million
•Net loss of $13.9 million versus a net loss of $8.6 million
•EBITDA(1) of $9.5 million versus $8.0 million
•Adjusted EBITDA(1) of $20.7 million versus $16.3 million
•Gross profit of $67.7 million versus $61.2 million
•Non-GAAP gross profit(1) of $73.5 million (margin of 73%) versus $65.6 million (margin of 74%)

*Financial metrics are compared to the third quarter and first nine months of the prior year, respectively.

Launched Asure Central™, our new unified client platform experience, representing a major leap forward in scalability, client experience, and product innovation.

Asure Central™ consolidates access to payroll, HR, time and attendance, recruiting, tax management, compliance, and pay card into a single secure platform with single sign-on, multi-factor authentication, and centralized user provisioning. By standardizing identity, design, and data models across our product suite, Asure Central™ reduces engineering complexity and support costs—allowing our teams to innovate faster, scale new features efficiently, and deliver a more consistent user experience across all solutions.

This shared foundation accelerates development velocity, enhances security, and positions Asure to integrate advanced AI, analytics, and workflow automation more rapidly. We expect Asure Central™ to strengthen our operating leverage, improve client satisfaction, and establish the backbone for future platform growth as we unify the Asure ecosystem into one scalable, modern experience.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Management Commentary

“We are pleased to report a strong performance for our third quarter where our revenues of $36.3 million increased 24% from the prior year third quarter. We experienced growth from many of our product lines this quarter including payroll, benefits and applicant tracking. Additionally, our time and attendance business plus our payroll tax management product made strong contributions to our growth this quarter.” said Asure Chairman and CEO Pat Goepel.

“Our business has performed well during the first nine months of the year and we believe that our results reflect the healthy demand for innovative HCM products from business owners of all sizes. Our efforts on product integration and increasing attach rates in our business continue to make great strides. As we look forward to the remainder of 2025 and into next year, we believe that we are positioned well for continued growth and improving profitability going forward.”

Fourth Quarter 2025 and Full Year 2026 Revenue Guidance Ranges

The Company provides guidance for the fourth quarter of 2025 and full year 2026 revenue range based on the Company’s year-to-date results and recent business trends.

Guidance for 2025

Guidance Range	Q4-2025	FY-2025
Revenue	$38.0 M – 40.0 M	$139.0 M -141.0 M
Adjusted EBITDA(1)	$10.0 M -12.0 M	22% -23%

Guidance for 2026

Guidance Range	FY-2026
Revenue	$158.0M-162.0 M
Adjusted EBITDA(1)	23%-25%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2025 and 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 6 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Conference Call Details

Asure management will host a conference call on Thursday, October 30, 2025, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This on press release contains certain statements made by management that may constitute “forward- looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of “forward- looking statements” include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of our security measures; risks related to material weaknesses; possible fluctuations in our financial and operating results; privacy concerns and laws and other regulations that may limit the effectiveness of our applications; the financial and other impact of any previous and future acquisitions; domestic and international regulatory developments, including tarriffs, changes to or applicability to our business of privacy and data securities laws, money transmitter laws, laws related to earned wage access and anti-money laundering laws; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; risk of our software and solutions not functioning adequately; interruptions, delays or changes in our services or our Web hosting; potential debt incurred to meet future capital requirements; volatility and weakness in bank and capital markets; access to additional capital; significant costs as a result of operating as a public company; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of recent regulatory and other measures by governmental authorities-regarding ERTC claims and the corresponding cash collections of existing receivables; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of our services and technological developments; customer’s nonrenewal of their agreements and other similar changes could negatively impact revenue, operating results and financial conditions; the exposure of market, interest, credit and liquidity risk on client funds held in trust; our operations in highly competitive markets; risk that our clients could have insufficient funds that could result in limitations in the ability to transmit ACH transactions; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; various financial aspects of our Software-as-a-Service model; adverse effects to our business a result of claims, lawsuits, and other proceedings; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to us; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet services; factors affecting our deferred tax assets and ability to value and utilize them; the nature of our business model; inability to adopt new or correctly interpret existing money service and money transmitter business status; our ability to hire, retain and motivate employees and manage our growth; interruptions to supply chains and extended shut down of businesses; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; and risks associated with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.

Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025 and its quarterly report on Form 10Q filed with the SEC on May 1, 2025, July 31, 2025, and October 30, 2025.

The forward-looking statements, including the financial guidance 2025 and 2026 outlooks, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2025 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash , cash equivalents, and restricted cash	$21,520	$21,425
Accounts receivable, net of allowance for credit losses of $7,625 and $6,328 at September 30, 2025 and December 31, 2024, respectively	14,563	18,154
Inventory	2,304	195
Prepaid expenses and other current assets	6,368	4,888
Total current assets before funds held for clients	44,755	44,662
Funds held for clients	148,338	192,615
Total current assets	193,093	237,277
Property and equipment, net	25,740	19,669
Goodwill	115,759	94,724
Intangible assets, net	92,231	69,114
Operating lease assets, net	5,626	4,041
Other assets, net	14,627	11,813
Total assets	$447,076	$436,638
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$6,213	$7,008
Accounts payable	2,567	1,364
Accrued compensation and benefits	3,401	4,485
Lease liabilities, current	1,871	1,438
Other accrued liabilities	8,240	6,600
Deferred revenue	7,090	8,363
Total current liabilities before client fund obligations	29,382	29,258
Client fund obligations	148,873	194,378
Total current liabilities	178,255	223,636
Long-term liabilities:
Deferred revenue	2,267	3,430
Deferred tax liability	4,115	2,612
Notes payable, net of current portion	64,157	5,709
Lease liabilities, noncurrent	4,925	3,578
Other liabilities	270	358
Total long-term liabilities	75,734	15,687
Total liabilities	253,989	239,323
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 27,727 and 26,671 shares issued, 27,727 and 26,671 shares outstanding at September 30, 2025 and December 31, 2024, respectively	277	267
Treasury stock at cost, zero(1) shares at September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	513,587	504,849
Accumulated deficit	(321,109)	(307,226)
Accumulated other comprehensive income (loss)	332	(575)
Total stockholders’ equity	193,087	197,315
Total liabilities and stockholders’ equity	$447,076	$436,638
(1) The aggregate Treasury stock of prior repurchases of the Company's own common stock was retired and subsequently issued effective January 1, 2024. See the Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue:
Recurring	$31,841	$28,626	$93,624	$85,950
Professional services, hardware and other	4,411	678	7,606	3,050
Total revenue	36,252	29,304	101,230	89,000
Cost of sales	13,110	9,600	33,569	27,821
Gross profit	23,142	19,704	67,661	61,179
Operating expenses:
Sales and marketing	9,043	6,680	25,578	21,371
General and administrative	11,655	10,378	34,523	30,559
Research and development	1,174	1,973	4,476	5,704
Amortization of intangible assets	4,769	4,295	13,250	11,790
Total operating expenses	26,641	23,326	77,827	69,424
Loss from operations	(3,499)	(3,622)	(10,166)	(8,245)
Interest income	250	165	698	762
Interest expense	(1,966)	(274)	(3,226)	(662)
Other income, net	220	—	312	10
Loss from operations before income taxes	(4,995)	(3,731)	(12,382)	(8,135)
Income tax expense	367	170	1,501	434
Net loss	(5,362)	(3,901)	(13,883)	(8,569)
Other comprehensive income:
Unrealized gain on marketable securities	237	1,340	907	1,105
Comprehensive loss	$(5,125)	$(2,561)	$(12,976)	$(7,464)

Basic and diluted loss per share
Basic	$(0.19)	$(0.15)	$(0.51)	$(0.33)
Diluted	$(0.19)	$(0.15)	$(0.51)	$(0.33)

Weighted average basic and diluted shares
Basic	27,566	26,429	27,257	25,870
Diluted	27,566	26,429	27,257	25,870

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(13,883)	$(8,569)
Adjustments to reconcile loss to net cash provided by (used in) operations:
Depreciation and amortization	19,337	16,200
Amortization of operating lease assets	1,137	1,025
Amortization of debt financing costs and discount	926	531
Non-cash interest expense	2,300	—
Net accretion of discounts on available-for-sale securities	(332)	(273)
Provision for expected losses	1,121	111
Provision for deferred income taxes	1,503	388
Gain on extinguishment of debt	(119)	—
Net realized gains on sales of available-for-sale securities	(2,068)	(1,929)
Share-based compensation	5,721	4,981
Changes in operating assets and liabilities:
Accounts receivable	4,490	(3,142)
Inventory	1,272	(78)
Prepaid expenses and other assets	(1,147)	(1,656)
Operating lease right-of-use assets	14	—
Accounts payable	729	(1,253)
Accrued expenses and other long-term obligations	(2,918)	(1,052)
Lease liabilities	(1,236)	(1,139)
Deferred revenue	(5,923)	(4,539)
Net cash provided by (used in) operating activities	10,924	(394)
Cash flows from investing activities:
Business combination consideration, net of cash acquired	(37,500)	(7,900)
Acquisition of intangible assets	(14,967)	(4,497)
Purchases of property and equipment	(515)	(546)
Software capitalization costs	(10,271)	(7,677)
Purchases of available-for-sale securities	(36,655)	(10,914)
Proceeds from sales and maturities of available-for-sale securities	21,738	13,325
Net cash used in investing activities	(78,170)	(18,209)
Cash flows from financing activities:
Payments of finance lease principal	(5)	—
Proceeds from notes payable, net of issuance costs	57,982	—
Payments of notes payable	(5,000)	(420)
Debt extinguishment costs	(100)	—
Payments made on amounts due for the acquisition of intangibles	(1,381)	(658)
Net proceeds from issuance of common stock	1,011	902
Capital raise fees	—	(47)
Net change in client fund obligations	(45,506)	(26,068)
Net cash provided by (used in) financing activities	7,001	(26,291)
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(60,245)	(44,894)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	145,712	177,622
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$85,467	$132,728

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Nine Months Ended September 30,
	2025	2024

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$21,520	$11,248
Restricted cash and restricted cash equivalents included in funds held for clients	63,947	121,480
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$85,467	$132,728

Supplemental information:
Cash paid for interest	$1,720	$—
Cash paid for income taxes	$—	$15

Non-cash investing and financing activities:
Acquisition of intangible assets	$1,603	$6,918
Notes payable issued for acquisitions	$5,078	$3,138
Shares issued for acquisitions	$956	$9,125
Shares issued for debt payments	$1,059	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24	Q1-24	Q4-23
Revenue(1)	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044	$31,652	$26,264

Gross Profit to non-GAAP Gross Profit
Gross Profit	$23,142	$19,911	$24,608	$20,928	$19,704	$18,868	$22,607	$17,839
Gross Margin	63.8%	66.1%	70.6%	68.0%	67.2%	67.3%	71.4%	67.9%

Share-based Compensation	46	46	44	44	44	43	40	32
Depreciation	1,795	1,378	1,369	1,190	1,232	1,145	1,110	921
Amortization - intangibles	365	370	50	50	50	50	50	50
One-time expenses
Settlements, penalties & interest	2	46	29	25	2	3	—	(6)
Acquisition and transaction costs	50	—	167	221	367	264	39	—
Other non-recurring expenses	1	106	—	84	—	—	—	—
Non-GAAP Gross Profit	$25,401	$21,857	$26,267	$22,542	$21,399	$20,373	$23,846	$18,836
Non-GAAP Gross Margin	70.1%	72.6%	75.4%	73.2%	73.0%	72.6%	75.3%	71.7%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$9,043	$8,149	$8,386	$6,945	$6,680	$6,924	$7,767	$6,422

Share-based Compensation	323	332	322	251	269	237	243	180
Depreciation	1	1	1	—	1	—	1	1
One-time expenses
Settlements, penalties & interest	57	40	51	78	(5)	5	18	6
Acquisition and transaction costs	68	30	30	9	68	37	11	—
Other non-recurring expenses	1361	164	—	52	—	—	—	—
Non-GAAP Sales and Marketing Expense	$7,233	$7,582	$7,982	$6,555	$6,347	$6,645	$7,494	$6,235

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$11,655	$10,968	$11,900	$9,940	$10,378	$10,118	$10,063	$9,747

Share-based Compensation	1,499	1,419	1,407	1,081	1,187	1,122	1,535	980
Depreciation	254	261	244	269	264	256	251	225
One-time expenses
Settlements, penalties & interest	449	365	492	142	377	304	98	284
Acquisition and transaction costs	427	812	491	282	371	245	57	51
Other non-recurring expenses	20	189	136	220	253	—	86	53
Non-GAAP General and Administrative Expense	$9,006	$7,922	$9,130	$7,946	$7,926	$8,191	$8,036	$8,154

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,174	$1,273	$2,029	$2,103	$1,973	$1,962	$1,769	$1,739

Share-based Compensation	99	94	90	87	90	86	85	69
Depreciation	1	(1)	1	$—	$—	$—	$—	$—
One-time expenses
Settlements, penalties & interest	17	33	9	21	—	27	31	—
Acquisition and transaction costs	—	—	91	153	195	369	147	—
Other non-recurring expenses	—	35	—	29	—	—	—	—
Non-GAAP Research and Development Expense	$1,057	$1,112	$1,838	$1,813	$1,688	$1,480	$1,506	$1,670

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24	Q2-24	Q1-24	Q4-23
Revenue(1)	$36,252	$30,124	$34,854	$30,792	$29,304	$28,044	$31,652	$26,264

GAAP Net Loss to Adjusted EBITDA
GAAP Net Loss	$(5,362)	$(6,123)	$(2,398)	$(3,204)	$(3,901)	$(4,360)	$(308)	$(3,582)

Interest expense, net	1,716	532	280	211	109	(53)	(156)	(24)
Income taxes	367	843	291	499	170	231	33	(158)
Depreciation	2,050	1,640	1,614	1,460	1,497	1,402	1,361	1,148
Amortization - intangibles	5,132	4,543	4,358	4,482	4,345	4,096	3,499	3,743
EBITDA	$3,903	$1,435	$4,145	$3,448	$2,220	$1,316	$4,429	$1,127
EBITDA Margin	10.8%	4.8%	11.9%	11.2%	7.6%	4.7%	14.0%	4.3%

Share-based Compensation	1,967	1,891	1,863	1,463	1,591	1,488	1,902	1,260
One Time Expenses
Settlements, penalties & interest	525	484	581	266	375	339	147	283
Acquisition and transaction costs	545	842	779	665	1,001	914	254	51
Other non-recurring expenses	1,382	494	136	385	253	—	86	53
Other expense (income), net	(220)	96	(188)	2	—	—	(10)	1
Adjusted EBITDA	$8,102	$5,242	$7,316	$6,229	$5,440	$4,057	$6,808	$2,775
Adjusted EBITDA Margin	22.3%	17.4%	21.0%	20.2%	18.6%	14.5%	21.5%	10.6%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com